UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.                      )

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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

JAGUAR HEALTH, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Jaguar Health, INc.

Supplement to the Definitive Proxy Statement Dated April 27, 2022

For the 2022 Annual Meeting of Stockholders

To be held June 10, 2022

This supplement (this “Supplement”) amends and supplements the proxy statement of Jaguar Health, Inc. (the “Company”), dated April 27, 2022 (the “Proxy Statement”), filed with the U.S. Securities and Exchange Commission in connection with the Company’s 2022 Annual Meeting of Stockholders to be held on June 10, 2022 (the “Annual Meeting”).

This Supplement updates and replaces the disclosure in the Proxy Statement regarding the number of shares outstanding as of the record date and the disclosure under the headings “Security Ownership of Certain Beneficial Owners and Management” and “Meetings and Committees of the Board of Directors – Nomination of Directors.” As of May 13, 2022, the record date for the Annual Meeting, there were 79,002,149 shares of our common stock, par value $0.0001 per share (the “Common Stock”) which were issued and outstanding. In addition, as of May 13, 2022, there were 673 shares of our non-voting common stock outstanding, but these shares will have no voting rights with respect to any of the proposals being considered at the Annual Meeting.

Except as specifically supplemented by the information contained herein, all information set forth in the Proxy Statement remains unchanged. From and after the date of this Supplement, all references to the “Proxy Statement” are to the Proxy Statement as supplemented this Supplement. The Proxy Statement contains important information and this Supplement should be read in conjunction with the Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of our Common Stock as of May 13, 2022 for:

•	each person known to us to be the beneficial owner of more than 5% of our outstanding shares of Common Stock;

•	each of our named executive officers;

•	each of our directors; and

•	all directors and named executive officers as a group.

Information with respect to beneficial ownership has been furnished by each director, executive officer or beneficial owner of more than 5% of our Common Stock. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting and investment power with respect to the securities. Except as otherwise provided by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The number of shares of Common Stock used to calculate the percentage ownership of each listed person includes the shares of Common Stock underlying options or warrants or convertible securities held by such persons that are currently exercisable or convertible or exercisable or convertible within 60 days of May 13, 2022, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Percentage of beneficial ownership is based on 79,002,149 shares of Common Stock and 673 shares of non-voting common stock outstanding as of May 13, 2022.

Except as otherwise set forth below, the address of each beneficial owner listed in the table below is c/o Jaguar Health, Inc., 200 Pine Street, Suite 400, San Francisco, California 94104.

Name and address of beneficial owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders:
Josh Mailman(1)	8,614,138	10.90%
Oasis Capital, LLC(2)	4,604,484	5.83%
Named executive officers and directors:
Lisa A. Conte(3)	578,222	*
Steven R. King, Ph.D.(4)	180,415	*
Jonathan S. Wolin(5)	137,038	*
Ian Wendt(6)	78,471	*
James J. Bochnowski(7)	375,796	*
Jonathan B. Siegel(8)	136,016	*
John Micek III(9)	84,456	*
Greg Divis(10)	84,039	*
All current executive officers and directors as a group (8 persons)(11)	1,654,453	2.05%

*	Less than 1%.

(1)	As reported on Schedule 13G filed on May 13, 2022. The address of Mr. Mailman and Ms. Winsor are c/o Citrin Cooperman, 50 Rockefeller Plaza, New York, NY 10020.

(2)	As reported on Schedule 13G filed on January 11, 2022. The address for the reporting person is 208 Ponce de Leon Ave Ste 1600, San Juan, Puerto Rico 00918.

(3)	Represents (i) 52,978 shares of Common Stock, (ii) 512,744 shares of Common Stock issuable to Ms. Conte under stock options that are exercisable or will become exercisable in the 60 days subsequent to May 13, 2022, and (iii) Bridge Warrants exercisable in 12,500 shares of Common Stock. The weighted average exercise price of the 512,744 stock options is $14.62.

(4)	Represents (i) 13,335 shares of Common Stock and (ii) 167,080 shares of Common Stock issuable to Dr. King under stock options that are exercisable or will become exercisable in the 60 days subsequent to May 13, 2022. The weighted average exercise price of the 167,080 stock options is $15.13.

(5)	Represents (i) 6,666 shares of Common Stock and (ii) 130,372 shares of Common Stock issuable to Mr. Wolin under stock options that are exercisable or will become exercisable in the 60 days subsequent to May 13, 2022. The weighted average exercise price of the 130,372 stock options is $5.02.

(6)	Represents (i) 6,666 shares of Common Stock and (ii) 71,805 shares of Common Stock issuable to Mr. Wendt under stock options that are exercisable or will become exercisable in the 60 days subsequent to May 13, 2022. The weighted average exercise price of the 71,805 stock options is $3.48.

(7)	Represents (i) 60,632 shares of Common Stock, (ii) 108,678 shares of Common Stock issuable to Mr. Bochnowski under stock options that are exercisable or will become exercisable in the 60 days subsequent to May 13, 2022, (iii) 13,133 shares of RSUs that are exercisable, and (iii) Series 1, Series 2, and Bridge Warrants exercisable into 193,303 shares of Common Stock. The weighted average exercise price of the 108,678 stock options is $19.33.

(8)	Represents (i) 4,425 shares of Common Stock, (ii) 105,589 shares of Common Stock issuable to Mr. Siegel under stock options that are exercisable or will become exercisable in the 60 days subsequent to May 13, 2022, (iii) 12,133 shares of RSUs that are exercisable, and (iii) Series 1, Series 2, and Bridge Warrants exercisable into 13,678 shares of Common Stock. The weighted average exercise price of the 10,589 stock options is $7.12.

(9)	Represents (i) 72,323 shares of Common Stock issuable to Mr. Micek under stock options that are exercisable or will become exercisable in the 60 days subsequent to May 13, 2022 and (ii) 12,133 shares of RSUs that are exercisable. The weighted average exercise price of the 72,323 stock options is $15.77.

(10)	Represents (i) 71,906 shares of Common Stock issuable to Mr. Divis under stock options that are exercisable or will become exercisable in the 60 days subsequent to May 13, 2022 and (ii) 12,133 shares of RSUs that are exercisable. The weighted average exercise price of the 70,323 stock options is $6.28.

(11)	See footnotes (3 – 10).

Nomination of Directors

There have been no material changes to the procedures by which stockholders may recommend nominees to our board of directors. Recommendations to the board of directors for election as directors of Jaguar at an annual meeting may be made only by the Nominating Committee or by the Company’s stockholders (through the Nominating Committee) who comply with the timing, informational, and other requirements of the Bylaws. Stockholders have the right to recommend persons for nomination by submitting such recommendation, in written form, to the Nominating Committee, and such recommendation will be evaluated pursuant to the policies and procedures adopted by the board of directors. Such recommendation must be delivered to or mailed to and received by the Secretary of the Company at the principal executive offices not less than 90 days nor more than 120 calendar days prior to the first anniversary of the date the preceding year’s annual meeting, except that if no annual meeting of stockholders was held in the preceding year or if the date of the annual meeting of stockholders has been changed by more than 30 calendar days from the date contemplated at the time of the preceding year’s proxy statement, the notice shall be received by the Secretary at the Company’s principal executive offices not less than 150 calendar days prior to the date of the contemplated annual meeting or the date that is 10 calendar days after the date of the first public announcement or other notification to stockholders of the date of the contemplated annual meeting, whichever first occurs. The deadline to submit recommendations for election as directors at the 2022 Annual Meeting has already passed.

The Nominating Committee, in accordance with the board of directors’ governance principles, seeks to create a board that has the ability to contribute to the effective oversight and management of the Company, that is as a whole strong in its collective knowledge of and diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business judgment, biotechnology industry knowledge, corporate governance and global markets. The Nominating Committee does not currently have a policy with regard to the consideration of diversity in identifying director nominees. When the Nominating Committee reviews a potential new candidate, the Nominating Committee looks specifically at the candidate’s qualifications in light of the needs of the board of directors and the Company at that time given the then current mix of director attributes.

General criteria for the nomination and evaluation of director candidates include:

•	loyalty and commitment to promoting the long-term interests of the Company’s stockholders;

•	the highest personal and professional ethical standards and integrity;

•	an ability to provide wise, informed and thoughtful counsel to top management on a range of issues;

•	a history of achievement that reflects superior standards for themselves and others;

•	an ability to take tough positions in constructively challenging the Company’s management while at the same time working as a team player; and

•	individual backgrounds that provide a portfolio of personal and professional experience and knowledge commensurate with the needs of the Company.

The Nominating Committee must also ensure that the members of the board of directors as a group maintain the requisite qualifications under the applicable Nasdaq Stock Market listing standards for populating the Audit, Compensation and Nominating Committees.

Set forth below is information concerning the gender and demographic background of each of our current directors, as self-identified and reported by each director. This information is being provided in accordance with Nasdaq’s board diversity rules.

Board Diversity Matrix (As of May 13, 2022)
Total Number of Directors:	5
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	2	0	2
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	3	0	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+		0
Did Not Disclose Demographic Background		2

Written recommendations from a stockholder for a director candidate must include the following information:

•	the stockholder’s name and address, as they appear on our corporate books;

•	the class and number of shares that are beneficially owned by such stockholder;

•	the dates upon which the stockholder acquired such shares; and

•	documentary support for any claim of beneficial ownership.

Additionally, the recommendation needs to include, as to each person whom the stockholder proposes to recommend to the Nominating Committee for nomination to election or reelection as a director, all information relating to the person that is required pursuant to Regulation 14A under the Exchange Act, as amended, and evidence satisfactory to us that the nominee has no interests that would limit their ability to fulfill their duties of office.

Once the Nominating Committee receives a recommendation, it will deliver a questionnaire to the director candidate that requests additional information about his or her independence, qualifications and other information that would assist the Nominating Committee in evaluating the individual, as well as certain information that must be disclosed about the individual in the Company’s proxy statement, if nominated.

Individuals must complete and return the questionnaire within the time frame provided to be considered for nomination by the Nominating Committee.

The Nominating Committee will review the stockholder recommendations and make recommendations to the board of directors that the Committee feels are in the best interests of the Company and its stockholders.

The Nominating Committee has not received any recommendations from stockholders for the Annual Meeting.